EXHIBIT 99.1

American Acquisition Opportunity Inc. Announces Adjournment of

Special Meeting

FISHERS, IN / March 18, 2022 -- American Acquisition Opportunity Inc. (Nasdaq: AMAO) (the “Company”), announced today that it convened and then adjourned, without conducting any other business, the Company’s special meeting of stockholders (the “Special Meeting”) held on March 18, 2022. The Special Meeting has been adjourned until Monday, March 21, 2022 at 4:00 p.m. Eastern Time, to allow the Company additional time to obtain shareholder approval of the Extension Amendment Proposal and the Trust Amendment proposal, as described in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2022 and available on the SEC’s website, www.sec.gov.

The Special Meeting is being held to vote on the Extension Amendment Proposal and the Trust Amendment Proposal as described in the Proxy Statement.

About American Acquisition Opportunity Inc.

American Acquisition Opportunity Inc. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. While the Company is able to evaluate opportunities in many sectors, it intends to focus its search on land and resource holding companies.

Safe Harbor / Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The Company cannot provide assurances that the assumptions upon which these forward-looking statements are based will prove to have been correct. The Company does not intend to update or revise any forward-looking statements made herein or any other forward looking statements as a result of new information, future events or otherwise. The Company further expressly disclaims any written or oral statements made by a third party regarding the subject matter of this press release.

Company Contact:

Mark LaVerghetta

Vice President of Corporate Finance & Communications

(317) 855-9926